UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 9, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2012, we held our 2012 Annual Meeting of Stockholders. Only stockholders of record as of the close of business on April 2, 2012 were entitled to vote at the 2012 Annual Meeting. As of April 2, 2012, 49,316,210 shares of common stock were outstanding and entitled to vote at the 2012 Annual Meeting. At the 2012 Annual Meeting, 43,795,852 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following two proposals, each of which are described in detail in our definitive proxy statement filed with the Securities and Exchange Common on April 6, 2012 (the “Proxy”) were before the meeting, and received the following votes:

Proposal 1: Election of Eight Directors to Serve until the 2013 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Charles N. Bralver	34,467,643	105,449	9,222,760
Timothy J. Conway	34,462,346	110,746	9,222,760
Bradley E. Cooper	34,546,677	26,415	9,222,760
Brian L.P. Fallon	34,406,053	167,039	9,222,760
Frank R. Noonan	34,406,053	167,039	9,222,760
Maureen P. O’Hara	34,488,052	85,040	9,222,760
Peter A. Schmidt-Fellner	34,555,368	17,724	9,222,760
Richard E. Thornburgh	34,495,916	77,176	9,222,760

Proposal 2: Ratification of the appointment of KPMG LLP as NewStar’s Independent Registered Public Accounting Firm for the 2012 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
43,504,889	290,513	450	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 11, 2012	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer